Exhibit 10.1

FULGENT GENETICS, INC.

INCENTIVE COMPENSATION RECOUPMENT POLICY

Fulgent Genetics, Inc. has adopted this Incentive Compensation Recoupment Policy, which is effective as of March 28, 2022 (the “Effective Date”).

1.Certain Definitions.

(a)“Board” means the Board of Directors of the Company.

(b)“Committee” means the Compensation Committee of the Board.

(c)“Company” means Fulgent Genetics, Inc., a corporation incorporated under the laws of the State of Delaware.

(d)“Effective Date” shall have the meaning as set forth above.

(e)“Executive” means an employee of the Company or any subsidiary of the Company, who is serving as an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

(f)“Incentive Compensation” means (i) any equity or equity-based award granted on or after the Effective Date, and (ii) any cash-based performance or incentive award (i.e., bonus or cash incentive plan payment, including any amounts deferred with respect thereto) approved, awarded or granted to an Executive on or after the Effective Date.

(g)“Policy” means this Fulgent Genetics, Inc. Incentive Compensation Recoupment Policy.

(h)“Recoupment” (and “Recoup”) includes (a) the recovery, in whole or in part, of Incentive Compensation already paid, (b) forfeiture, recapture, reduction or cancellation, in whole or in part, of Incentive Compensation awarded or granted over which the Company retains control, and (c) the reduction, in whole or in part, of current or future Incentive Compensation.

(i)“Recoverable Payment” is the term that is used to describe amounts subject to Recoupment under this Policy, and means any Incentive Compensation after the Effective Date, to the extent granted or awarded to or earned by the Executive in respect of services as an employee, all as determined by the Committee.

2.Administration of this Policy.

This Policy will be administered by the Committee, which will consider the facts and circumstances related to possible Recoupment decisions and make determinations in its discretion regarding seeking Recoupment. Any determination to seek Recoupment under this Policy shall only be made after providing the Executive, upon his or her request, a reasonable opportunity to appear before the Committee to present his or her position regarding the alleged misconduct being considered by the Committee and to present and explain any exculpatory and/or mitigating information and related documents that he or she believes to be relevant.

In administering this Policy, the Committee shall have the following powers, which it may exercise in its discretion, subject to and not inconsistent with the express provisions of this Policy: (i) to exercise all the power and authority either specifically granted to it under this Policy or reasonably necessary or advisable in the administration of this Policy; (ii) to determine whether, to what extent and under what circumstances to pursue Recoupment; (iii) to determine the Executive or Executives from whom to seek Recoupment; (iv) to interpret this Policy; (v) to prescribe, amend and rescind rules and regulations relating to this Policy; and (vi) to make all other determinations deemed reasonably necessary or advisable for the administration of this Policy.

The decisions of the Committee as to all questions of interpretation, application and administration of this Policy shall be presumed to be made in good faith and in the exercise of reasonable business judgment, but nothing contained herein shall prevent an Executive from challenging on legal grounds a Recoupment determination.

3.Recoupment.

On and after the Effective Date of this Policy, the Committee may seek Recoupment of any Recoverable Payment, when in its judgment, after reviewing relevant facts and circumstances, it determines that: (a) an Executive (i) engaged in serious misconduct, or (ii) failed to supervise a subordinate employee who engaged in serious misconduct which the Executive knew, or was reckless in not knowing, was occurring, and (b) such misconduct resulted in a material violation of law or a written Company policy that caused significant financial or reputational harm to the Company. As used in this Policy, “serious misconduct” may be found to have occurred only where an Executive or a supervised employee acted knowingly, intentionally, or recklessly in violating a law or written Company policy. For the avoidance of doubt, an Executive’s business judgment made in good faith and in the reasonable belief that such judgments and related actions were in or not opposed to the best interests of the Company shall not subject the Executive’s Incentive Compensation to Recoupment.

The determination by the Committee whether and the extent to which to seek Recoupment may be influenced by a variety of factors, including, but not limited to, (i) the elements of the compensation received by the Executive, (ii) retention, promotion, or succession planning considerations, (iii) pay equity factors, (iv) whether the underlying conduct was an isolated occurrence, (v) feasibility and cost of implementation, (vi) legal and compliance factors, (vii) whether other disciplinary actions have been taken against the Executive, and (viii) the objective of administering the Policy in a way that does not discourage settlement of disputes when settlements are in the best long-term interests of the Company and its stockholders.

Based on the facts and circumstances, the Committee may decide on the appropriate Recoupment method, including whether to seek Recoupment of Recoverable Payments already paid or otherwise seek Recoupment (totally or partially) of Recoverable Payments that have not vested or have not been paid. However, the Committee may not seek Recoupment of any Recoverable Payments (a) following a change in control (as defined in the Executive’s severance agreement) or (b) that were awarded more than three years prior to the first event giving rise to the Recoupment. Recoupment determinations pursuant to this Policy shall only be made to the extent permitted by law, and this Policy shall be interpreted so as not to violate any law or regulation.

4.Indemnification.

The Company shall not indemnify any Executive against (i) the loss of any incorrectly awarded Incentive Compensation or any Incentive Compensation that is recouped pursuant to the terms of this Policy, or (ii) any claims relating to the Company’s enforcement of its rights under this Policy.

5.Miscellaneous.

This Policy shall not be construed to require Recoupment or create a presumption that Recoupment shall be sought in any particular case. Notwithstanding this Policy, the Company may, to the extent required by law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or the requirements of an exchange on which the Company’s shares are listed for trading, in each case as in effect from time to time, recoup compensation of whatever kind at any time from any applicable employee or former employee of the Company.

Public disclosure concerning Recoupment decisions shall be made in compliance with the rules and regulations of the Securities and Exchange Commission and other applicable laws, including without limitation, Item 402(b) of Regulation S-K, reasonably interpreted and applied. Where the Company deems it appropriate, it may provide disclosure beyond that required by law.

The Recoupment remedies provided herein are not intended to be exclusive. In the event of any misconduct or supervisory failure described in Section 3 above, the Company may take any actions that it deems appropriate to remedy the misconduct or supervisory failure and/or prevent its recurrence, including, but not limited to, dismissing or otherwise disciplining the Executive or authorizing legal action for breach of fiduciary duty.

OFFICER ACKNOWLEDGEMENT & AGREEMENT

PERTAINING TO THE FULGENT GENETICS, INC. INCENTIVE COMPENSATION RECOUPMENT POLICY

This Acknowledgement & Agreement (the “Acknowledgement”) is delivered by the undersigned officer (“Executive”), as of the date set forth below, to Fulgent Genetics, Inc. (the “Company”). Executive is an employee of the Company (or one of its subsidiaries) who is serving as an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Effective March 28, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of the Company adopted an Incentive Compensation Recoupment Policy, attached as Exhibit A hereto (as amended, restated, supplemented or otherwise modified from time to time by the Board, the “Recoupment Policy”). The Recoupment Policy provides for the recoupment of certain compensation from officers in the event the Compensation Committee of the Board determines that (a) such officer (i) engaged in serious misconduct, or (ii) failed to supervise a subordinate employee who engaged in serious misconduct which the Executive knew, or was reckless in not knowing, was occurring, and (b) such misconduct resulted in a material violation of law or a written Company policy that caused significant financial or reputational harm to the Company.

In consideration of the continued benefits to be received from the Company (and/or any subsidiary of the Company) and Executive’s right to participate in, and as a condition to the receipt of, Incentive Compensation (as defined in the Recoupment Policy), Executive hereby acknowledges and agrees to the following:

1.	Executive has read and understands the Recoupment Policy and has had an opportunity to ask questions to the Company regarding the Recoupment Policy.
2.	Executive agrees to be bound by and to abide by the terms of the Recoupment Policy and intends for the Recoupment Policy to be applied to the fullest extent of the law.
3.	The Recoupment Policy shall apply to any and all Incentive Compensation that is approved, awarded or granted to Executive on or after the Effective Date.
4.

In the event of any inconsistency between the provisions of the Recoupment Policy and this Acknowledgement or any applicable incentive-based compensation arrangements, employment agreement, equity agreement, indemnification agreement or similar agreement or arrangement setting forth the terms and conditions of any Incentive Compensation, the terms of the Recoupment Policy shall govern.

No modifications, waivers or amendments of the terms of this Acknowledgement shall be effective unless signed in writing by Executive and the Company. The provisions of this Acknowledgement shall inure to the benefit of the Company, and shall be binding upon, the successors, administrators, heirs, legal representatives and assigns of Executive.

By signing below, Executive agrees to the application of the Recoupment Policy and the other terms of this Acknowledgement.

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